Exhibit 4.2A

APPTIO, INC.

AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment to Amended and Restated Investors’ Agreement (this “Amendment”) dated as of October 11, 2013 is made by and among Apptio, Inc., a Delaware corporation (the “Company”) and the undersigned Requisite Investors (as defined below). This Amendment amends the Amended and Restated Investors’ Rights Agreement dated May 3, 2013 (the “Agreement”) by and among the Company, the investors listed on Exhibit A thereto (each of which is herein referred to as an “Investor” and collectively, the “Investors”) and Sachin Gupta, Gupta Family Irrevocable Trust, Kurt Shintaffer, KCS 2012 GRAT, KDS 2012 GRAT, Paul McLachlan, Jesse Lee and Brian Bero, each of whom is herein referred to as a “Founder.” All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Section 3.4 of the Agreement provides that any term thereof may be amended, waived, discharged or terminated by a written instrument referencing the Agreement and signed by (i) the Company and (ii) the holders of at least a majority of the Registrable Securities then outstanding, not including the Founders’ Stock; provided, however, among other limitations, any amendment or waiver of Section 2.3 shall also require the written consent of (iii) holders of a majority of the Registrable Securities held by the Participation Rights Holders (the holders referred to in (ii) and (iii) shall be referred to herein as the “Requisite Investors”).

WHEREAS, the Company has received notice from certain stockholders of the Company (each a “Selling Stockholder”) that such Selling Stockholder desires to sell shares of the Company’s Common Stock (a “Secondary Sale”) to a third party purchaser of such shares (each a “Purchasers”).

WHEREAS: Pursuant to the agreements between the Company and the Selling Stockholders, before any shares of the Company’s Common Stock held by Selling Stockholder may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) (each an “Assignee”) has a right of first refusal to purchase the shares at the same price per share that the Purchaser proposes to pay for such shares in the Secondary Sales and on such other terms and conditions set forth in such agreement (the “Right of First Refusal”).

WHEREAS, the Company and the undersigned Requisite Investors desire to amend the Agreement to, among other things, clarify that the Company’s assignment of its Right of First Refusal with respect to any proposed Secondary Sale (a “ROFR Assignment”) shall not constitute an “offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock” and that the ROFR Assignment shall not be subject to the Right of First Offer provided to the Participation Rights Holders pursuant to Section 2.3 of the Agreement.

NOW THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Amendment to Section 2.3. Section 2.3 of the Agreement is hereby amended and restated in its entirety to read as follows (for the sake of clarity, additions are shown as bold underline and deletions are shown as ~~bold strikethough~~):

“2.3 Right of First Offer.

Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants the participation rights set forth in this Section 2.3 to (A) each Major Holder, (B) Cisco Systems so long as (i) Cisco continues to hold at least 180,729 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Registrable Securities and (ii) the Company has not delivered written notice to Cisco that the Board of Directors of the Company has made a Cisco Competitor Determination a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined), (C) each T. Rowe Price Investor and Fidelity Investor, so long as the T. Rowe Price Investors and Fidelity Investors, respectively, continue to hold in the aggregate at least 700,000 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Registrable Securities and (D) each Janus Capital Investor, so long as the Janus Capital Investors continue to hold in the aggregate at least 315,000 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Registrable Securities and (E) each Hillman Investor, so long as the Hillman Investors continue to hold in the aggregate at least 160,000 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Registrable Securities (each of the Investors described in (A), (B), (C), (D) or (E) above, a “Participation Rights Holder”). For purposes of this Section 2.3, Participation Rights Holder includes any Affiliated Persons of a Participation Rights Holder and a Participation Rights Holder who chooses to exercise the right of first offer may designate as purchasers under such right itself or its Affiliated Persons, in such proportions as it deems appropriate.

Each time the Company proposes to offer any additional shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock for sale and issuance by the Company as a primary issuance (“Shares”), the Company shall first make an offering of such Shares to each Participation Rights Holder in accordance with the following provisions:

(a) The Company shall deliver a notice by certified mail (“Notice”) to the Participation Rights Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within fifteen (15) calendar days after delivery of the Notice, each Participation Rights Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issuable, directly or indirectly, upon conversion of all outstanding shares of Preferred Stock then held by such Participation Rights Holder bears to the aggregate number of shares of Common Stock then outstanding and all shares of Common Stock issuable, directly or indirectly, upon conversion of all outstanding shares of Preferred Stock (assuming full exercise, and conversion to Common Stock, of all outstanding warrants, options and other rights to acquire Preferred Stock) and full exercise of all outstanding warrants, options and other rights to acquire Common Stock. Such purchases shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Participation Rights Holder that purchases all the shares available to it (each, a “Fully-Exercising Holder”) of any other Participation Rights Holder’s failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Holder shall be entitled to obtain that portion of the Shares for which Participation Rights Holders were entitled to subscribe but which were not subscribed for by the Participation Rights

Holders that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Holder bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by all such Fully Exercising Investors who desire to purchase Shares for which Participation Rights Holders did not subscribe.

(c) The Company may, during the forty five (45) day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within forty five (45) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Participation Rights Holders in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to (i) the issuance of securities excluded from the definition of “Additional Stock” under Article IV, Section (B)(4)(d)(i)(B)(1)-(8) of the Company’s Amended and Restated Certificate of Incorporation; (ii) the assignment by the Company of a right of first refusal that the Company may have with respect to any proposed sale of shares of the Company’s capital stock; or (iii) the issuance of securities that Participation Rights Holders holding a majority of the Registrable Securities held by Participation Rights Holders agree in writing to exclude from the provisions of this Section 2.3; provided, however, notwithstanding any such waiver (or waiver of such provisions pursuant to Section 3.4), in the event that a Participation Rights Holders actually purchases Shares in any transaction contemplated by this Section 2.3, then each other Participation Rights Holders shall be permitted to participate on a pro rata basis relative to the Participation Rights Holders purchasing the largest proportion of such Participation Rights Holder’s pro rata share. In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Participation Rights Holder and any particular subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Participation Rights Holder is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors; provided, that notwithstanding the foregoing the exclusion of any Participation Rights Investor from any particular securities issuance shall not affect the right of such Participation Rights Investor to participate in any other securities issuance”

2. Effect of Amendment. Except as set forth in this Amendment, the provisions of the Agreement shall remain unchanged and shall continue in full force and effect.

3. Entire Agreement. This Amendment and the Agreement, including the exhibits attached thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

5. Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof

6. Governing Law. This Amendment shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

(Signature pages follow)

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

APPTIO, INC.

By:	/s/ Sachin Gupta
Sachin Gupta
President and Chief Executive Officer

Address:	11100 8th Street Suite 600 Bellevue, Washington 98004

SIGNATURE PAGE TO

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS: SACHIN GUPTA

/s/ Sachin Gupta

Address:

GUPTA FAMILY IRREVOCABLE TRUST

By:	/s/ Vineet Gupta
Name:	Vineet Gupta
Title:	Trustee

Address:

SIGNATURE PAGE TO

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDER: KURT SHINTAFFER

/s/ Kurt Shintaffer

Address:

KCS 2012 GRAT

By:	/s/ Kurt Shintaffer
Name:	Kurt Shintaffer
Title:	Trustee

Address:

SIGNATURE PAGE TO

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDER: KDS 2012 GRAT

By:	/s/ Kylee Shintaffer
Name:	Kylee Shintaffer
Title:	Trustee

Address:

SIGNATURE PAGE TO

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: SHASTA VENTURES, L.P.

By: Shasta Ventures GP, LLC, Its: General Partner

By:	/s/ Ravi Mohan
Name:	Ravi Mohan
Title:	Managing Director

Address:	2440 Sandhill Rd., Suite 300
Menlo Park, CA 94025

SIGNATURE PAGE TO

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: MADRONA VENTURE FUND III, L.P.

By: Madrona Investment Partners III, L.P. Its: General Partner

By: Madrona III General Partner, LLC Its: General Partner

By:	/s/ Troy Cichos
Name:	Troy Cichos
Title:	Authorized Signatory

Address:	999 3rd Avenue Suite 3400 Seattle, Washington 98104

MADRONA VENTURE FUND III-A, L.P.

By: Madrona Investment Partners III, L.P. Its: General Partner

By: Madrona III General Partner, LLC Its: General Partner

By:	/s/ Troy Cichos
Name:	Troy Cichos
Title:	Authorized Signatory

Address:	999 3rd Avenue Suite 340 Seattle, Washington 98104

SIGNATURE PAGE TO

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

(a) GREYLOCK XII LIMITED PARTNERSHIP

By:	Greylock XII GP LLC, its General Partner

By:	/s/ Donald A. Sullivan
Name:	Donald A. Sullivan
Title:	Administrative Partner

GREYLOCK XII-A LIMITED PARTNERSHIP

By:	Greylock XII GP LLC, its General Partner

By:	/s/ Donald A. Sullivan
Name:	Donald A. Sullivan
Title:	Administrative Partner

GREYLOCK XII PRINCIPALS LLC

By:	Greylock Management Corporation, Sole Member

By:	/s/ Donald A. Sullivan
Name:	Donald A. Sullivan
Title:	Treasurer

SIGNATURE PAGE TO

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: SACHIN GUPTA

/s/ Sachin Gupta

Address:

SIGNATURE PAGE TO

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amendment to Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: KURT SHINTAFFER

/s/ Kurt Shintaffer

Address:

SIGNATURE PAGE TO

AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT